KOKOMO ENTERPRISES INC.

LETTER OF INTENT

This Letter of Intent (hereinafter referred to as this “LOI”) is made effective as of the 6th day of May, 2011 (hereinafter referred to as the “Effective Date”).

BETWEEN:                           KOKOMO ENTERPRISES INC., a company incorporated
under the laws of the Province of British Columbia having
its business office at Suite 1000 – 1177 West Hastings Street,
Vancouver, B.C.  V6E 2K3

(hereinafter referred to as “Kokomo")
OF THE FIRST PART

AND:
ARQUEANA DE MINÉRIOS E METAIS LTDA.
Federal Registration #, CNPJ: 16.964.819/0001-09
State Registration # (Insc. Est): 340.111.198.0076,
with its head office located at Fazenda Monte Belo,
BR-367, km 255, Zona Rural, Itinga, Minas Gerais
Brazil;
and an administration office located at
Rua Monte Azul 121, Bairro Santa Tereza,
Aracuai – Minas Gerais, 39.600-000, Brazil

(hereinafter referred to as “Arqueana”)
OF THE SECOND PART

AND:
DORALICE DE SOUZA BRITO
Rua Juvenal de Melo Senra 51, apto. 403, bairro Belvedere,
Belo Horizonte - MG, CEP 30.320-660.

(hereinafter referred to as “Doralice”)

OF THE THIRD PART

AND:
AMILCAR DE MELO AFGOUNI
Rua Monte Azul 121, bairro Santa Tereza,
Araçuai - MG. CEP 39.600-000

(hereinafter referred to as “Amilcar”)
OF THE FOURTH PART

KOKOMO ENTERPRISES INC. Suite 1000, 1177 West Hastings Street Vancouver, BC V6E 2K3 Tel: 604 681-1519 Fax: 604 681-9428 www.kokomoenterprises.ca email: info@kokomoenterprises.ca

KOKOMO ENTERPRISES INC.

A.
Arqueana, Doralice and Amilcar (hereinafter collectively referred  to as the “Arqueana Group”) are collectively the beneficial owner of a 100% undivided right, title and interest in certain mineral concessions which are located in the State of Minas Gerais in Brazil as more particularly described in Exhibit “1” hereto (hereinafter collectively referred to as “Arqueana’s Mineral Concessions”).

B.
The Arqueana Group is the beneficial owner of a 100% right, title and interest in certain real estate which are located in the State of Minas Gerais in Brazil as more particularly described in Exhibit “2” hereto (hereinafter referred to as “Arqueana’s Real Estate”).

C.
The Arqueana Group wishes to grant to Kokomo, and Kokomo wishes to acquire up to a 75% right, title and interest in Arqueana’s Mineral Concessions and in Arqueana’s Real Estate by entering into and executing a Definitive Property Option Agreement (hereinafter referred to as the “DPOA”) within a period of 45 business days from the Effective Date.

D.
By means of a Power of Attorney dated 14 April 2011, Doralice has formally appointed Amilcar as her attorney to act on behalf of Doralice on all matters in regards to this LOI and in regards to the DPOA as more particularly described in Exhibit “3” hereto (hereinafter referred to as the “Power of Attorney”).

E.	This LOI shall expire upon the execution of the DPOA by all the Parties hereto (hereinafter referred to as “the Term of this LOI”).

F.	The Parties hereto wish to enter into this LOI to formalize the Parties’ respective interests and the ongoing rights and obligations of the Parties.

G.	Within a period of 5 business days from the Effective Date, Kokomo shall effect a cash payment of Canadian $2,500 by wire transfer to the designated Brazilian bank account of the Arqueana Group.

H.
Immediately upon the execution of this LOI by all the Parties hereto, Amilcar shall provide to Kokomo in writing the complete wiring instructions of the bank account of the Arqueana Group in order to enable Kokomo to remit the aforementioned Canadian $2,500 (pursuant to item G of this LOI) to the bank account of the Arqueana Group.

I.
The Parties hereto acknowledge to one another that each Party intends to perform its obligations as specified in this LOI in good faith.  Furthermore, each Party hereto agrees not to act in any manner that shall be prejudicial to the interest of the other Party.

J.	The Arqueana Group hereby covenants with and represents and warrants to Kokomo that:

i)	The Arqueana Group has all the requisite power, standing and authority to enter into this LOI and engage in the transactions contemplated hereby;
ii)	There is no pending or threatened litigation or liabilities affecting Arqueana’s Mineral Concessions and Arqueana’s Real Estate (contingent or otherwise);

KOKOMO ENTERPRISES INC.

iii)
Arqueana’s Mineral Concessions and Arqueana’s Real Estate are free and clear of all security interest, liens, royalties and encumbrances of any nature or kind whatsoever except for the Instrumento Particular de Concessao de Direitos de Exclusividade de Expoloracao Mineral e Outras Avencas dated October 10, 2005 and Primero Termo Aditivo Ao Instrumento Particular de Concessao de Direitos de Exclusividade de Exploracao Mineral e Outras Avencas, Ajustado Em 10.10.2005 dated March 12, 2009 (collectively referred to as the “Certain Mining Rights to the Third Party”) as more particularly described in Exhibit “4” hereto; and,

iv)
The Certain Mining Rights to the Third Party shall expire in October 2011 and upon the expiry of the Certain Mining Rights to the Third Party in October 2011, the Arqueana Group will not renew the Certain Mining Rights to the Third Party unless Kokomo provides Kokomo’s approval in writing to the Arqueana Group to renew the existing Certain Mining Rights to the Third Party .

K.
This LOI shall be in the English language and shall be governed by and construed with the laws of the Province of British Columbia, Canada, and the courts of the Province of British Columbia, Canada shall have the sole jurisdiction to entertain any actions, claims, disputes or legal proceedings in respect to this LOI, and the Parties hereto agree to attorn to the jurisdiction of such courts.  After the Effective Date, this LOI shall be translated into the Portuguese language which shall be notarized and all costs and expenses in respect to the translation and notarization of this LOI shall be borne solely by the Arqueana Group.  However, in the event of any discrepancies between the English language version of this LOI and the Portuguese language version of this LOI, or in the event of any disputes or claims, the English language version of this LOI shall prevail.

L.
The DPOA shall be in the English language and shall be governed by and construed with the laws of the Province of British Columbia, Canada, and the courts of the Province of British Columbia, Canada shall have the sole jurisdiction to entertain any actions, claims, disputes or legal proceedings in respect to the DPOA. After the execution of the DPOA by all the Parties, the DPOA shall be translated into the Portuguese language and shall be notarized.  However, in the event of any discrepancies between the English language version of the DPOA and the Portuguese language version of the DPOA, or in the event of any disputes or claims, the English language version of the DPOA shall prevail.

M.           The terms and conditions of the DPOA shall be as follows:

KOKOMO ENTERPRISES INC.
      i)
Period	Cash Payment in Canadian $	Kokomo Common Shares Issuances	Annual Property Related Expenditures in Canadian $	Kokomo Earning Interest in NEWCO	Cumulative Interest Earned ty Kokomo in NEWCO
a) 5 Business days after the execution of the DPOA	$32,500	750,000	N/A	N/A	N/A
b) 1st Anniversary of the DPOA	$165,000	750,000	$1,000,000	25%	25%
c) 2nd Anniversary of the DPOA	$250,000	1,500,000	$2,000,000	25%	50%
d) 3rd Anniversary of the DPOA	$350,000	4,000,000	$5,000,000	25%	75%
GRAND TOTAL	$797,500	7,000,000	$8,000,000	75%	75%

ii)	If, at anytime, Kokomo is in default of any of its obligations, then Kokomo shall have a Grace Period of 60 business days in order to rectify its default.

iii)
For greater certainty, upon the expiry of the 1st Anniversary, if Kokomo has not met its obligations pursuant to item M.(i)(b) above, then Kokomo will have a Grace Period of 60 business days to cure its default.  In the event that Kokomo does not cure its default by the expiry of the Grace Period of 60 business days, then the DPOA will terminate and Kokomo shall forfeit the cash payments made by Kokomo, the Kokomo common shares issued by Kokomo and any property related expenditures expended by Kokomo which shall all be considered as liquidated damages.

iv)	If Kokomo meets it obligations pursuant to item M.(i)(b) above (hereinafter referred to as the “Date of Fulfilment of Kokomo’s 1st Anniversary Obligations”), then immediately:-

a)
A Brazilian limited liability company shall be incorporated (hereinafter referred to as “NEWCO”) whereby all of the Arqueana Group’s assets including Arqueana’s Mineral Concessions and Arqueana’s Real Estate shall be transferred to NEWCO free and clear of any charges, encumbrances, taxes, debts,  liabilities whatsoever, BUT excluding the Urubu Mine and the Urubu Mine land property (hereinafter collectively referred to as the “Urubu Mine and Property”) having a total area not exceeding 25 (twenty five)  hectares.*  Kokomo shall have a 25% shareholding interest in NEWCO, and the Arqueana Group shall have a 75% shareholding interest in NEWCO,

* N.B.  At all times, Kokomo will have the right of first refusal in the event that the Arqueana Group wishes to sell the Urubu Mine and Property.  Furthermore, the Arqueana Group will ensure that at all times the activities of the Urubu Mine and Property shall in no way whatsoever interfere with the operations and business affairs of NEWCO.

KOKOMO ENTERPRISES INC.

b)	NEWCO shall be subject to the applicable Brazilian laws.

c)
After 45 business days from the Date of Fulfilment of Kokomo’s 1st Anniversary Obligations, Kokomo must provide written notification to the Arqueana Group as to whether or not Kokomo intends to proceed further with the DPOA.  If Kokomo provides the Arqueana Group with a written notication that Kokomo intends to proceed further with the DPOA, then item M.(i)(c) above shall become a firm commitment of Kokomo,

d)
The Management of NEWCO shall be Kokomo, however Amilcar shall be a director of NEWCO and all decisions shall be made jointly, taking into consideration the recommendations of the third party international consulting firm which will be selected and hired by Kokomo.  Amilcar shall receive a monthly director’s salary of Canadian $10,000 (Ten Thousand Canadian dollars) from NEWCO for as long as Amilcar is a director of NEWCO and provided that Amilcar acts in the best interests of NEWCO and Kokomo.  If NEWCO decides to continue the present mining operations on Arqueana’s Mineral Concessions, then all of the benefits from the mining operations and all of its obligations shall become NEWCO’s benefits and obligations,

e)
In the event that Kokomo stays with its 25% shareholding in NEWCO and does not increase its 25% shareholding in NEWCO, then Amilcar shall take over the management of NEWCO and each party shall be responsible for its proportionate share of expenditures of NEWCO.  If any party’s interest in NEWCO is diluted to less than 8%, then such party’s interest shall forever be converted to a 2% NSR Royalty Interest. For greater certainty, if Kokomo’s interest in NEWCO is diluted to less than 8%, then Kokomo’s interest shall forever be converted to a 2% NSR Royalty Interest.  If the Arqueana Group interest is diluted down to a 2% NSR Royalty Interest, then Amilcar shall no longer be a director of NEWCO and Amilcar shall no longer receive the monthly director’s salary of Canadian$10,000 (Ten Thousand Canadian Dollars) from NEWCO, and,
f)
At least 25% of the Net Profits of NEWCO (for greater certainty, Net    Profits shall mean after paying all expenses, liabilities and taxes) shall be distributed to all the shareholders according to their proportionate shareholding interest in NEWCO (the “Dividend”).  And such Dividend may be used by any shareholder (either by the Arqueana Group or by Kokomo) to complete an investment/expenditure call.  For greater certainty, if Kokomo receives any Dividend from NEWCO, then Kokomo can apply such Dividend towards Kokomo’s obligations to incur Annual Property Related Expenditures or investment calls.

KOKOMO ENTERPRISES INC.

              v)        If Kokomo meets its obligations pursuant to item M.(i)(c) above (hereinafter referred to as the “Date of Fulfilment of Kokomo’s 2nd Anniversary Obligations”), then:-

a)	Kokomo’s shareholding interest in NEWCO shall immediately increase from 25% to 50%,

b)
After 45 business days from the Date of Fulfilment of Kokomo’s 2nd Anniversary Obligations, Kokomo must provide written notification to the Arqueana Group as to whether or not Kokomo intends to proceed further with the DPOA.  If Kokomo provides to the Arqueana Group with a written notification that Kokomo intends to proceed further with the DPOA, then item M.(i)(d) above shall become a firm commitment of Kokomo,

c)
The Management of NEWCO shall be Kokomo, however Amilcar shall be a director of NEWCO and all decisions shall be made jointly, taking into consideration the recommendations of the third party international consulting firm which will be selected and hired by Kokomo.  Amilcar shall receive a monthly director’s salary of Canadian $10,000 (Ten Thousand Canadian Dollars) from NEWCO for as long as Amilcar is a director of NEWCO and provided that Amilcar acts in the best interests of NEWCO and Kokomo.  If NEWCO decides to continue with the mining operations on the property, then all of the benefits from the mining operations and all of its obligations shall become NEWCO’s benefits and obligations,

d)
In the event that Kokomo stays as a 50% shareholder of NEWCO and   does not increase its 50% shareholding in NEWCO, then each party shall be responsible for its proportionate share of expenditures of NEWCO, and the management of NEWCO will be Kokomo.  However, if Kokomo’s interest in NEWCO is diluted to under 50% interest, then Amilcar shall take over the management of NEWCO.  If any party’s interest in NEWCO is diluted to less than 8%, then such party’s interest shall forever be converted to a 2% NSR Royalty Interest.  If the Arqueana Group’s interest is diluted down to a 2% NSR Royalty Interest, then Amilcar shall no longer be a director of NEWCO and furthermore, Amilcar shall no longer receive the monthly director’s salary of Canadian $10,000 (Ten Thousand Canadian Dollars) from NEWCO.

and,

f)
  At least 25% of the Net Profits of NEWCO (for greater certainty, Net    Profits shall mean after paying all expenses, liabilities and taxes) shall be distributed to all the shareholders according to their proportionate shareholding interest in NEWCO (the “Dividend”).  And such Dividend may be used by any shareholder (either by the Arqueana Group or by Kokomo) to complete an investment/expenditure call.  For greater certainty, if Kokomo receives any Dividend from NEWCO, then Kokomo can apply such Dividend towards Kokomo’s obligations to incur Annual Property Related Expenditures or investment calls.

KOKOMO ENTERPRISES INC.

vi)	If Kokomo meets its obligations pursuant to item M.(i)(d) above (hereinafter referred to as the “Date of Fulfilment of Kokomo’s 3rd Anniversary Obligations”), then:-

a)	Kokomo’s shareholding interest in NEWCO shall immediately increase from 50% to 75%,

b)
The Management of NEWCO shall be Kokomo, however Amilcar shall be a director of NEWCO and all decisions shall be made jointly, taking into consideration the recommendations of the third party international consulting firm which will be selected and hired by Kokomo.  Amilcar shall receive a monthly director’s salary of Canadian $10,000 (Ten Thousand Canadian Dollars) from NEWCO for as long as Amilcar is a director of NEWCO and provided that Amilcar acts in the best interests of NEWCO and Kokomo.  If NEWCO decides to continue with the mining operations on the property, then all of the benefits from the mining operations and all of its obligations shall become NEWCO’s benefits and obligations,

c)
  After 45 business days from the Date of Fulfilment of Kokomo’s 3rd     Anniversary Obligations, the shareholders of NEWCO must make a decision as to whether or not they wish to contribute with their proportionate share of expenses of NEWCO. Provided that the right of First Refusal of any party is not prejudiced, each party shall, at its sole discretion, be allowed to use its shares as collateral to guarantee its financial obligations.  If the Arqueana Group does not contribute with the Arqueana Group’s proportionate share of expenditures, and if the Arqueana Group decides that the Arqueana Group wishes to maintain the Arquena Group’s 25% shareholding interest in NEWCO, then Kokomo shall lend to the Arqueana Group the required funds at an interest rate that shall be 2% over and above the interest rate obtained by Kokomo, and such interest shall be compounded on a monthly basis and the loan together with the compounded interest shall be repayable to Kokomo by no later than 730 days from the date of commencement of commercial production from the mining project (hereinafter referred to as the “Due Date”).  If the Arqueana Group does not repay the loan plus the compounded interest by the Due Date to Kokomo, then the Arqueana Group will be diluted down to zero and the Arqueana Group shall have no further interest whatsoever in Arqueana’s Mineral Concessions,  Arqueana’s Real Estate and in NEWCO, and furthermore, Amilcar shall immediately cease to be a director of NEWCO and Amilcar will no longer receive any remuneration or benefits whatsoever from NEWCO.

  and,

KOKOMO ENTERPRISES INC.

d)
At least 25% of the Net Profits of NEWCO (for greater certainty, Net    Profits shall mean after paying all expenses, liabilities and taxes) shall be distributed to all the shareholders according to their proportionate shareholding interest in NEWCO (the “Dividend”).  And such Dividend may be used by any shareholder (either by the Arqueana Group or by Kokomo) to complete investment/expenditure calls.  For greater certainty, if Kokomo receives any Dividend from NEWCO, then Kokomo can apply such Dividend towards Kokomo’s obligations to investment/expenditure calls.

vii)
The Kokomo common shares that shall be issued to the Arqueana Group will be subject to hold periods and restrictions on resale in accordance with applicable securities laws, and the rules and regulations of the Canadian National Stock Exchange (the “CNSX”).

viii)	The DPOA will be subject to the following approvals:

a)	the approval of the CNSX, and,
b)	if required by the CNSX, the approval of the shareholders of Kokomo.

ix)
The DPOA shall contain standard provisions for these types of transactions, and such provisions shall include, but shall not be limited to, Force Majeure.  The Force Majeure provision shall provide for financial, economical, technical, environmental, ecological, political and climatic eventualities.

x)
Kokomo shall grant to Eng. Jorge Valente a Power of Attorney to deal with all matters in respect to Kokomo’s interests in Brazil.  Eng. Jorge Valente shall be Kokomo’s duly authorized CEO in Brazil.  In the event that Eng. Jorge Valente is unable or is unwilling to act as Kokomo’s duly authorized CEO in Brazil, then Kokomo shall forthwith appoint another individual, of Kokomo’s choice, to act as Kokomo’s duly authorized CEO in Brazil.

xi)	Kokomo, may at its sole discretion, at anytime and from time to time, pay the Arqueana Group cash in lieu of incurring Annual Property Related Expenditures.

xii)
Kokomo shall have the right to incur additional Annual Property Related Expenditures in excess of that required for any particular year, which may be carried over to the following year or years and shall be credited against such future year’s Annual Property Related Expenditures.

xiii)
During the first year of the DPOA, Kokomo shall be the sole and exclusive manager and operator of the Property and shall carry out the recommendations of the third party International Consulting firm which will be selected and hired by Kokomo.  The Arqueana Group, shall not, directly or indirectly, interfere with Kokomo’s decisions and/or activities.

KOKOMO ENTERPRISES INC.

xiv)
At all times, and without any exceptions whatsoever, Kokomo will be allowed to conduct its exploration and development work programmes on any part of the Property that Kokomo, in its sole discretion, deems appropriate, without encountering any hindrances whatsoever, directly or indirectly, from the Arqueana Group.

xv)
During the first year of the DPOA, the Arqueana Group, at its own risk, costs and expenses and for the benefit of the Arqueana Group, shall carry out the current mining operations which are located on Arqueana’s Mineral Concessions.  However, the Arqueana Group will not be allowed to carry out any mining operations on any discoveries that may be made on Arqueana’s Mineral Concessions through the efforts of Kokomo.

xvi)	At all times, the parties shall exchange with each other technical information in respect to Arqueana’s Mineral Concessions.

xvii)
At all times Kokomo shall have the right of first refusal to purchase from the Arqueana Group, Arqueana Group’s shareholding position in NEWCO, and at all times the Arqueana Group shall have the right of first refusal to purchase Kokomo’s shareholding position in NEWCO.

xviii)
At all times Kokomo shall have the right of first refusal to purchase from the Arqueana Group its 2% NSR Royalty Interest in the event that the Arqueana Group’s interest in NEWCO is diluted down to a 2% NSR Royalty Interest, and at all times the Arqueana Group shall have the right of first refusal to purchase from Kokomo, Kokomo’s 2% NSR Royalty Interest in the event that Kokomo’s interest in NEWCO is diluted down to a 2% NSR Royalty.

xix)
 After 6 months from the time that Kokomo has earned its 75% interest in NEWCO, NEWCO shall cause to prepare a Final Mine Construction Bankable Report compliant with National Instrument 43-101 that shall be prepared by an Independent Qualified Person and which must be acceptable to the Canadian Regulatory Authorities (hereinafter referred to as the “FMCB Report”).   All costs and expenses that shall be incurred in respect to the preparation of the FMCB Report shall be solely and exclusively borne by NEWCO.  If the FMCB Report determines and concludes that the project will support a mining/milling/processing operation of not less than 2,000 tonnes of Run of Mine Ore per day for a minimum period of 15 years with a minimum IRR of 38%, then Kokomo shall make a bonus payment of Canadian $500,000 and shall issue 1,500,000 Kokomo common shares to the Arqueana Group (the “Initial Bonus Payment”).  And, if the FMCB Report determines and concludes the existence of reserves of at least 50% of the reserves that are detailed in Arqueana’s Pegmatite table which is attached hereto as Exhibit 5, then Kokomo shall make a bonus payment of Canadian $500,000 and shall issue 1,500,000 Kokomo common shares to the Arqueana Group (the “Subsequent Bonus Payment”).

xx)	(a) For greater certainty, Annual Property Related Expenditures shall be defined as follows and shall include the following:-

KOKOMO ENTERPRISES INC.

i)	all exploration and development expenditures on or with respect to the Property,
ii)	all costs and expenses for conducting tests and studies for the Property,

iii)	all Property filing fees and assessments including, but not limited to, costs and expenses for all technical reporting requirements of the Regulatory and Governmental Authorities,
iv)	all consultants’, lawyers’, notaries’, analysts’, investment bankers’,accountants’ and auditors’ costs and disbursements in respect to Arqueana’s Mineral Concessions, Arqueana’s Real Estate and NEWCO,

v)
all translation, transference and notarization costs and expenses, all communications costs and expenses and any other miscellaneous costs and expenses in respect to Arqueana’s Mineral Concessions, Arqueana’s Real Estate and NEWCO,

vi)	all financing and financing related costs and expenses that shall be incurred by Kokomo in respect to Arqueana’s Mineral Concessions, Arqueana’s Real Estate and NEWCO,
vii)	all travels, meals, lodgings and out-of-pocket expenses of Kokomo’s directors, personnel, consultants and representatives for visits to Brazil,
                       viii) salaries of NEWCO’s board of directors and,
ix)	all costs and expenses of NEWCO. For the avoidance of doubt, all costs and expenses of NEWCO shall mean:
a)	the incorporation costs and expenses of NEWCO,
b)	the costs and expenses for the transference of Arqueana’s Mineral Concessions and Arqueana’s Real Estate into NEWCO, and,
c)	all cash infusions into NEWCO in the event that, from time to time, NEWCO experiences working capital deficiencies.

(b)	For greater certainty, Annual Property Related Expenditures shall not include the following:-

i)	the cash payments referred to under item M.(i) (a), (b), (c) and (d) above and,
ii)	the Kokomo share issuances referred to under item M.(i) (a), (b), (c) and (d) above.

(c)	For as long as the DPOA is not terminated, on each and every anniversary of the
DPOA, Kokomo shall, for the Arqueana Group’s records, provide to the Arqueana Group an itemized statement of the Annual Property Related Expenditures covering the particular year.

N.
Kokomo shall issue to Eng. Jorge Valente, as finder’s fee, as fully paid and non-assessable, 1,000,000 common shares of Kokomo within 5 business days after the execution of the DPOA.  Such shares shall be subject to hold periods and restrictions on resale in accordance with applicable securities laws and the rules and regulations of the CNSX.

KOKOMO ENTERPRISES INC.

O.
The Parties hereto may execute this LOI in counterparts and deliver same by facsimile or email, each counterpart being deemed to be an original and together constituting one agreement, effective as of the date given above.

P.
Kokomo may make any press/news releases and other announcements in respect to the terms of this LOI as are necessary and advisable to fulfill Kokomo’s continuous disclosure obligations under applicable securities laws and the rules and policies of the CNSX.

Q.
This LOI supersedes and replaces all prior representations, understandings and agreements whether written or oral, between the Parties hereto, and upon the execution of this LOI by all the Parties hereto, all prior representations, understandings and agreements shall be deemed to be null and void and of no further force or effect.

R.	The Parties hereto agree to execute and deliver all such further documentation and to do all such further acts and things as may be necessary and desirable to give effect to the intent of this LOI.

S.
During the Term of this LOI, Kokomo may at its sole discretion, hire consultants to conduct visits to Arqueana’s Mineral Concessions in order to inspect, study and prepare reports.  Also, during the Term of this LOI, Kokomo may at its sole discretion, cause its directors, its authorized representatives and agents to visit Arqueana’s Mineral Concessions in order to carry out their investigations and/or inspections.  All costs and expenses which Kokomo may incur in respect to such visits to Arqueana’s Mineral Concessions shall be considered as Annual Property Related Expenditures for the purposes of the DPOA.

T.
The Arqueana Group will, at all times, during the Term of this LOI, give Kokomo and its authorized representatives and agents (including, but not limited to, Kokomo’s counsel, financial advisors, investment bankers, auditors, geologists, geophysicists and engineers) reasonable access during normal business hours or other mutually agreeable times to all employees, offices, warehouses, mines, mineral projects, financial information, budgets, resource and reserve reports, technical reports, feasibility studies, and technical and scientific data concerning Arqueana’s Mineral Concessions and Arqueana’s Real Estate (including all exploration, sampling and assay data, core logs, core samples and other fundamental data on which the technical reports on Arqueana’s Mineral Concessions and Arqueana’s Real Estate are based) and other facilities and to all books and records of the Arqueana Group in respect of Arqueana’s Mineral Concessions and Arqueana’s Real Estate, and give Kokomo and its authorized representatives sufficient opportunity and time to review all information so disclosed.

U.
Kokomo may assign all of its rights, benefits and obligations under this LOI or under the DPOA to a third party provided that the third party assumes in writing Kokomo’s obligations pursuant to this LOI or pursuant to the DPOA, as the case may be.

V.
This LOI constitutes the entire agreement between the Parties hereto.  No amendment of this LOI shall be binding unless set forth in writing duly executed by each of the Parties affected by such amendment.

KOKOMO ENTERPRISES INC.

W.	Time shall be of the essence hereof.

X.	When fully executed by all the Parties hereto, this LOI shall be binding upon the parties hereto and their successors, and shall inure to the benefits of the Parties hereto and to their successors.

IN WITNESS WHEREOF the Parties hereto have hereunto executed these presents as of the day and year first above written.

KOKOMO ENTERPRISES INC.	Witnessed in the presence of:

Per:
Authorized Signatory	Signature of Witness

Name of Authorized Signature	Name of Witness

Title of Authorized Signatory	Occupation of Witness

ARQUEANA DE MINÉRIOS E METAIS LTDA.	Witnessed in the presence of:

Per:
Authorized Signatory	Signature of Witness

Name of Authorized Signature	Name of Witness

Title of Authorized Signatory	Occupation of Witness

DORALICE DE SOUZA BRITO	Witnessed in the presence of:

Per:
Authorized Signatory, By Her	Signature of Witness
Power of Attorney

Name of Authorized Signature	Name of Witness

Attorney
Title of Authorized Signatory	Occupation of Witness

KOKOMO ENTERPRISES INC.

AMILCAR DE MELO AFGOUNI	Witnessed in the presence of:

Per:
Authorized Signatory	Signature of Witness

Name of Authorized Signature	Name of Witness

Title of Authorized Signatory	Occupation of Witness